                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R.SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2

                                                                   EXHIBIT 10.11

                              PHARSIGHT CORPORATION

                           DATA SET LICENSE AGREEMENT

This Data Set License Agreement (this "Agreement") is made and entered into as of March 1, 2000 (the "Effective Date") by and between Pharsight Corporation, a California corporation, (hereinafter "Pharsight") and the Lovelace Respiratory Research Institute (hereinafter "Lovelace").

                                    RECITALS

Pharsight is engaged in the sale of software and services relating to clinical trial design and modeling to pharmaceutical and biotechnology companies and desires to have the right to use certain data sets developed by Lovelace both as a data resource for an Internet-based query-response product and internally in its professional consulting practice.

Lovelace is the owner of all rights to the data set necessary to carry out this Agreement and is willing to grant to Pharsight a non-exclusive right and license to use, reproduce, modify, and create derivatives of the subject data set on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION OF THESE PREMISES, AS WELL AS THE OBLIGATIONS HEREIN MADE AND UNDERTAKEN, THE PARTIES HERETO DO HEREBY AGREE AS FOLLOW, WITH THE CAPITALIZED TERMS HAVING THE MEANING SET FORTH IN APPENDIX A:

1. DATA SET DELIVERY, TESTING, AND UPDATES

1.1 DELIVERY OF INITIAL DATA SET. Lovelace will pool patient-level healthcare data from the members of the Lovelace Data Consortium (the "Consortium") to create the Data Set in accordance with the specifications in Appendix B and the quality assurance procedures in Appendix C and will test the Data Set against the Acceptance Criteria in Appendix D. As a first step, Lovelace will prepare and deliver to Pharsight electronically within four (4) weeks of the Effective Date a sample data set based on the Data Set that Pharsight can use for testing and marketing purposes. The complete Data Set will be delivered within twelve
(12) weeks of the Effective Date.

1.2 ACCEPTANCE. Pharsight will have thirty (30) working days from receipt of the Data Set to test for adherence to the Acceptance Criteria and will notify Lovelace promptly if the Data Set fails to conform to such criteria. Lovelace will have twenty (20) working days to correct such nonconformity, and upon redelivery Pharsight will again test the Data Set against the Acceptance Criteria. This process will be repeated (except that each subsequent test period and repair period will be limited to fifteen (15) working days) until Pharsight either provides Lovelace with written notice of acceptance of the Data Set or is deemed to have accepted the Data Set under the provisions of this section, provided, however, that if the Data Set fails to meet the Acceptance Criteria on the third delivery, Pharsight shall have the right


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to terminate this Agreement and receive a full refund of any royalty or license payments made to Lovelace prior to such termination. Pharsight shall be deemed to have accepted the Data Set if it fails to notify Lovelace of any nonconformity therein within thirty (30) working days of delivery (or within fifteen (15) working days of redelivery in the case of nonconformities in the original delivery).

1.3 PATIENT ANONYMITY. The Data Set will be totally anonymous as to the identity of individual patients, the study, if any, in which those patients participated, and the identity of medical practitioners and institutions providing treatment and health plans covering treatment. Pharsight will not make any attempt to ascertain such information or any other information that was rendered confidential by substituting codes for identifying information before Lovelace provided the Data Set to Pharsight. The parties will follow the confidentiality protocol described in Appendix E hereto.

1.4 DATA ACCESS. Customers using the Product will have access only to summary statistics presented in numeric, tabular, and graphical form. The Product will be constructed so that it is not possible for Customers to access data records for individual patients. Pharsight will maintain sufficient security measures, including firewalls and secure transmission protocols, to ensure that patient records from the Data Set are always under Pharsight's control and cannot be accessed by its Customers. Pharsight will provide its consulting services Customers with tabular, graphical, numerical or narrative results based upon statistical analysis of data extracted from the Data Set by its own consultants. All results provided to Customers will be in summary and non-patient specific form, and Pharsight's consultants will not share data from individual patient records in the Data Set with Customers unless required to do so by the FDA, in which case Pharsight will notify Lovelace.

1.5 UPDATES. During the term of this Agreement, Lovelace will provide Pharsight with an Update for the Data Set within thirty (30) days after the beginning of each year of this Agreement (including any renewal terms). The Update will be subject to quality assurance testing in accordance with the criteria established by the parties.

1.6 COSTS. Lovelace will be fully responsible for all development and extraction costs of the Data Set and any Updates, including any royalties or payments due to third parties.

2. GRANT OF LICENSE

2.1 LICENSE GRANT FOR PRODUCT. Subject to the payment of royalties as set forth in Section 4.2, Lovelace hereby grants Pharsight a world-wide right and license
(a) to use, reproduce, modify, and create derivatives of the Data Set and Documentation internally for development of the Product; (b) to license the Product to its Customers; (c) to license its Customers to use results obtained through the use of the Product for research in support of therapeutic innovation in drug development and related marketing activities, including regulatory submissions and research publications; (d) to use the Data Set and the Documentation for purposes of technical support for Customers; (e) to use a reasonable number of copies of the Product and Data Set for purposes of marketing, training, and demonstrations.

2.2 LICENSE GRANT FOR CONSULTING. Pharsight will have unrestricted access to the Data Set for use in its consulting activities related to research in support of therapeutic innovation in drug development and related marketing activities and, subject to the royalty obligations of Section 4.3 and the confidentiality clauses of Appendix E, Lovelace hereby grants Pharsight a world-wide right and license (a) to use the Data Set and Documentation to prepare statistical results and conclusions based on the Data Set under


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consulting contracts with Customers; (b) to distribute to such Customers models, other analyses, and conclusions based on its analysis of the data in the Data Set; and (c) to allow such Customers to use such models, analyses, and conclusions for drug development and related marketing activities, including regulatory submissions and research publications. Pharsight will provide
Lovelace with an anonymized summary list of the types of analyses performed for Customers every six months.

2.3 OWNERSHIP. Lovelace will retain ownership of the Data Set and the underlying data. Pharsight will own all right, title, and interest in and to the query, user interface, and other software developed by or for Pharsight as part of the Product, as well as all models and analyses created for Customers as part of its consulting activities.

2.4 LIMITED EXCLUSIVITY. During the term of this Agreement, Lovelace will not sell or license the Data Set or any other data set from the Consortium to any third party for use in or development of Internet-based software systems related to clinical drug development or for providing services related to clinical trial simulation or clinical drug development in the biopharmaceutical industry.

3.  PRODUCT DEVELOPMENT, MARKETING AND DISTRIBUTION

3.1 PRODUCT DEVELOPMENT. Pharsight will develop the query, user interface, and other software for the Product that will allow licensed Customers to access the information in the Data Set, as described in the application overview in Appendix B. The target date for commercial release of the Product is June 2000.

3.2 PRODUCT MARKETING ACTIVITIES. Pharsight will be responsible for all decisions and costs involved in the marketing and distribution of the Product and consulting services utilizing the Data Set, including pricing, end-user license terms, promotional materials, packaging, distribution channels, and customer evaluation and training. Pharsight may distribute the Product through Distributors so long as such Distributors have no direct access to the Data Set. Pharsight may authorize its Distributors to use the Product for marketing, training, and demonstrations.

3.3 DATA SET SOURCE IDENTIFICATION. Pharsight may identify the Data Set as having been prepared by Lovelace, but will not represent that use of the Data Set represents any endorsement of the Pharsight product by Lovelace or any member of the consortium. Pharsight agrees to adhere to the organizational confidentiality clauses stipulated in Appendix E. Any marketing materials containing references to Lovelace other than identification of the source of the Data Set, as set forth in Appendix E, will be submitted to Lovelace (to the attention of Patricia J. Marx, Chief Operating Officer, via certified mail) for advance approval at least thirty (30) days prior to their intended use. Lovelace shall be deemed to have approved the marketing materials if it fails to notify Pharsight of any problems therein within thirty (30) days of submission.

3.4 CUSTOMER SUPPORT. Pharsight will provide customer support for the Product. Lovelace will make one or more persons familiar with the Data Set available to assist Pharsight personnel in the resolution of problems they may encounter from time to time in use of the Data Set. For each [...*** ...] in royalties paid by Pharsight to Lovelace (including the annual license fee), Lovelace will provide one day of problem resolution assistance to Pharsight personnel without charge; further

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assistance will be provided as reasonably necessary at [...***...] per day, prorated on an hourly basis for usage of less than a full day.

3.5 PRESS ANNOUNCEMENTS. Pharsight will issue a press release announcing the relationship between Pharsight and Lovelace (target release date: March 28, 2000), which announcement shall be subject to approval by Lovelace and subject to Sections 3.2, 3.3 and Appendix E. Lovelace agrees that it will supply a quotation for the press release. The parties agree that as further news about the relationship is generated in the future, they will cooperate with each other to issue appropriate press releases to cover such news.

4.  PAYMENTS

4.1 ANNUAL LICENSE FEE. To allow Lovelace to cover up-front expenses associated with the preparation of the Data Set, Pharsight will make a lump-sum, minimum royalty payment to Lovelace as follows: (a) [...***...] upon execution of this Agreement and (b) [...***...] upon delivery of the Data Set. To cover the up-front expenses for creating the Updates, Pharsight will make lump-sum, minimum royalty payments to Lovelace as follows: (a) [...***...] at the start of each subsequent year of this Agreement (including renewal terms); and (b) [...***...] upon the delivery of the Updates in accordance with Section 1.5. These non-refundable payments will be credited against actual royalties due in each year under Section 4.2 and 4.3 below. Should the royalties due under Sections 4.2 and 4.3 for a year be less than these minimum payments, then Lovelace shall be entitled to retain the full minimum payment.

4.2 PRODUCT ROYALTY. Pharsight will pay Lovelace a royalty of [...***...] for each annual Customer subscription license allowing use of the Product. No royalty will be due for evaluation licenses allowing a Customer limited use of the Product, provided Pharsight receives no revenue for such evaluation licenses, or for use of the Product in Customer training programs.

4.3 SERVICE USE ROYALTY. Pharsight will pay Lovelace a royalty of [...***...] for each Customer project for which Pharsight's staff accesses the Data Set in connection with providing consulting services to the Customer. No royalty will be due for use of the Data Set for Pharsight staff training.

4.4 PAYMENTS. Royalty payments will be made on a quarterly basis with payment due thirty (30) days after the end of each calendar quarter for all Product license revenue received during such quarter and all consulting service revenue recognizable (under generally accepted accounting principles) during such quarter. Each payment will be accompanied by a report setting forth the calculation of such payment amount.

4.5 DELIVERY BONUS. Should Lovelace deliver the Data Set meeting the Acceptance Criteria to Pharsight by May 15, 2000, Lovelace shall receive a Delivery Bonus of [...***...]. Should Lovelace deliver the Data Set meeting the Acceptance Criteria to Pharsight by April 30, 2000, Lovelace shall receive a Delivery Bonus of [...***...]. The Delivery Bonus is a one-time payment and need not be credited against any other royalty payments.

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4.6 ADDITIONAL CONSORTIUM MEMBERS. For additional Consortium members in excess of three (3) members, up to and including six (6) members, Lovelace will receive the following payment increases: (a) the minimum annual royalty in Section 4.1 will be increased by [...*** ...] per new member to a maximum of [...***...], with [...***...] paid at signing or renewal of the Agreement, and [...***...] paid at delivery of the Data Set or Updates; (b) the product royalty in Section
4.2 will be increased by [...***...] per new member to a maximum of [...***...]; and (c) the service use royalty in Section 4.3 will be increased by [...***...] per new member to a maximum of [...***...]. These increased payments will apply only to minimum annual royalties, annual Customer subscription license royalties, or Customer consulting project royalties accrued after the Data Set has been contributed to by such added Consortium member(s).

4.7 AUDIT. Pharsight will, upon written request, during normal business hours, but not more frequently than once each calendar year, provide access for purposes of audit to pertinent records relating to royalties payable in connection with the Data Set to an independent accounting firm chosen and compensated (other than on a contingent fee basis) by Lovelace and reasonably acceptable to Pharsight. Such accounting firm will be authorized to report to Lovelace only the amount of royalties due and payable for the period examined. If the amount under-reported by Pharsight is equal to or greater than ten percent (10%) of the total payment due to Lovelace for the payment period so audited, then the cost of the audit shall be borne by Pharsight.

4.8 CONFIDENTIALITY. Lovelace will not disclose to any third party any sales or customer information received from Pharsight in connection with royalty payments and will use such information solely for the purpose of carrying out its obligations under this Agreement.

5.  WARRANTIES; INDEMNIFICATION; LIMITATION OF LIABILITY

5.1 WARRANTY. Lovelace represents and warrants to Pharsight (a) that Lovelace will obtain prior to delivery of the Data Set, all rights and authority necessary for the grant of rights and licenses pertaining to this Agreement; (b) that the Data Set as supplied to Pharsight will be developed in substantial accordance with the quality assurance procedures described in Appendix C for generating and validating the data; (c) that no consents are required to use and redistribute the data in the Data Set as authorized in this Agreement; and (d) that agreements between Lovelace and the Consortium to use and redistribute the data in the Data Set will be obtained prior to delivery of the Data Set and will be available for review by Pharsight. If Pharsight is required to cancel any Customer license for the Product because of Lovelace's breach of one of the foregoing warranties, Lovelace will refund to Pharsight any royalties paid with respect to such cancelled licenses.

5.2 INDEMNIFICATION. Pharsight will defend, indemnify, and hold Lovelace harmless from and against any action or other proceeding brought against Lovelace arising from Pharsight's use of the Data Set, except where such action arises from negligence or willful misconduct on the part of Lovelace or from Lovelace's breach of the representations and warranties set forth in Section
5.1. Lovelace will defend, indemnify, and hold Pharsight harmless from and against any action or other proceeding brought against Pharsight to the extent that it is based on (i) Lovelace's negligence or willful misconduct; (ii) a claim that any part of the Data Set or Documentation infringes any copyright or patent or incorporates any misappropriated trade secrets of any third party; or
(iii) a claim that use or distribution of the Data

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Set as authorized herein violates federal or state patient-privacy laws or regulations or the privacy rights of any patient included in the Data Set as such laws were in effect at the time of delivery of the version of the Data Set that is the subject of such claim.

5.3 CONDITIONS OF INDEMNIFICATION. The indemnifying party will pay any and all costs, damages, and expenses (including but not limited to reasonable attorneys' fees) incurred by the indemnified party in any action or proceeding requiring indemnification under section 5.2 (an "Action"). The indemnifying party will have no obligation as to any Action unless (i) the indemnified party gives it prompt notice of the Action; (ii) the indemnifying party has sole control of the defense and settlement of the Action; and (iii) the indemnified party provides the indemnifying party, at the indemnifying party's expense, with reasonable assistance in defense and settlement of the Action.

5.4 LIMITATION ON LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THIS AGREEMENT EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 5.2 AND 5.3, NEITHER PARTY'S LIABILITY UNDER THIS AGREEMENT SHALL EXCEED THE AMOUNTS PAID TO LOVELACE UNDER THIS AGREEMENT. BOTH PARTIES ACKNOWLEDGE THAT THE FOREGOING LIMITATION REFLECTS A BARGAINED-FOR ALLOCATION OF RISK AND THAT THE ROYALTIES SET FORTH HEREIN REFLECT SUCH RISK.

6.  TERM AND TERMINATION

6.1 TERM OF AGREEMENT. The initial term of this Agreement will be the period beginning on the Effective Date of this Agreement and ending on the first anniversary of the date on which Pharsight accepts (in accordance with Section 1.2) the Data Set. This Agreement may be renewed for two successive additional one-year periods at Pharsight's option and beyond that may be renewed by mutual agreement of the parties.

6.2 TERMINATION FOR NON-DELIVERY. If Lovelace fails to deliver the Data Set in a form meeting the Acceptance Criteria within six (6) months of the Effective Date, then Pharsight shall have the option to terminate this Agreement, return any copies of the Data Set in its possession, and receive from Lovelace a refund of any royalty or license payments made to Lovelace prior to such termination. If Lovelace fails to deliver an Update meeting the Acceptance Criteria within sixty (60) days of the start of the renewal term, then Pharsight shall have the option to terminate this Agreement, return any copies of the Data Set in its possession, and receive from Lovelace a refund of any royalty or license payments made to Lovelace with respect to such renewal term prior to such termination.

6.3 TERMINATION FOR BREACH. Each party has the right to terminate this Agreement if the other party has materially breached any obligation herein and such breach remains uncured for a period of thirty (30) days after written notice thereof is sent to the other party.

6.4 LOSS OF DATA ACCESS. In the event that at any time during the term of this Agreement there is a period of at least sixty (60) days in which the number of Consortium members having access to data to contribute to the Data Set is less than three (3), Lovelace shall so notify Pharsight and shall thereafter have no obligation to provide Updates. Pharsight's rights with respect to the Data Set shall continue for


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one year from the date of such notice, but the royalties due under Sections 4.2 and 4.3 shall be reduced to fifty percent (50%) of the amount set forth in such sections during such one-year period.

6.5 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement, all rights and licenses granted to Pharsight hereunder shall terminate. Termination will have no effect on the rights of any Customer to continue to use the Product or any information obtained from the Data Set or Product prior to such termination in accordance with its original license for the Product or grant of rights from Pharsight with respect to consulting services deliverables. Notwithstanding any termination of this Agreement, Lovelace shall remain entitled to royalties owed pursuant to this Agreement resulting from use or license of the Data Set or Product prior to termination of this Agreement.

6.6 SURVIVAL. The provisions of Sections 2.3, 3.3, 4.7, 4.8, 5, 6.5, 6.6, 8, and 9 will survive any termination or expiration of this Agreement.

7. ADDITIONAL DATA SETS

If Pharsight identifies other therapeutic areas where Pharsight wishes to license a data set for its Internet query-response product and consulting use, Pharsight will propose specifications for data set development to Lovelace. Lovelace will respond within sixty (60) days, and if Lovelace agrees that the proposed data set is practicable to develop, the parties will then work together to finalize the specifications. At the time such specifications are agreed upon for a given data set, the parties will enter into an agreement similar to this Agreement setting forth the provisions for delivery, quality assurance testing, and licensing terms. The royalty provisions for any additional data set in any such agreement that is entered into during the term of this Agreement will be the same as those in this Agreement.

8. MEDIATION AND ARBITRATION

8.1 MEDIATION. Any dispute arising under this Agreement will be resolved through a mediation and arbitration approach. The parties agree to select a mutually agreeable, neutral third party to help them mediate any dispute that arises under the terms of this Agreement. Costs and fees associated with the mediation will be shared equally by the parties.

8.2 ARBITRATION. If the mediation is unsuccessful, the parties agree that the dispute will be decided by binding arbitration under the rules of the American Arbitration Association. The decision of the arbitrators will be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction by either party. The prevailing party in the arbitration proceedings will be awarded reasonable attorney fees, expert witness costs and expenses, and all other reasonable costs and expenses incurred in connection with the proceedings, unless the arbitrators for good cause determine otherwise.

9. GENERAL

9.1 NOTICES. Any notice required or permitted hereunder must be in writing, and will be effective on the date of delivery when delivered personally, the next business day after dispatch when sent by Federal Express or other recognized overnight courier service, or the fifth business day after dispatch when sent


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by certified mail, postage prepaid, return receipt requested. Notices should be addressed to the other party at the address shown below or at such other address as a party may designate by ten days' advance written notice to the other party:

        Pharsight Corporation                           Lovelace Respiratory Research Institute
        800 West El Camino Real, Suite 200              P.O. Box 5890
        Mountain View, CA  94040                        Albuquerque, NM 87185-5890
        Attention:  Chief Financial Officer             Attention: Patricia J. Marx,
        Phone: (650) 314-3800                                           Chief Operating Officer
        Fax: (650) 314-3810                             Phone:  (505) 845-1193
                                                        Fax:   (505) 845-1067

9.2 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, including all appendices, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior representations, proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified or amended only by a writing executed by a duly authorized representative of each party.

9.3 FORCE MAJEURE. Neither party will be liable to the other for any failure or delay caused by events beyond such party's control, including, without limitation, sabotage, riots, insurrections, fires, flood, storm, explosions, war, or earthquakes. However, if such events shall continue for thirty (30) days or more, the other party shall have the option of terminating this Agreement by giving written notice of termination.

9.4 CHANGE IN LAW; CHANGE IN CIRCUMSTANCES. No party shall make or receive any payment or take any action under this Agreement if any judicial decision, legislative action, or regulatory or other administrative interpretation, whether federal or state, would render illegal the conduct of either party under this Agreement. If performance by either party of any term of this Agreement should be deemed illegal by any party or third party who is essential to performance of this Agreement for any such reason, either party shall have the right to require that the other party renegotiate the terms of this Agreement. If the parties fail to reach an agreement satisfactory to both parties within fifteen (15) days after the receipt of any request for renegotiation, either party may terminate this Agreement upon ten (10) days prior written notice to the other party, or sooner if required by law.

9.5 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. Either party may assign this Agreement in its entirety to a successor corporation upon notice to the other party in the event of a merger or an acquisition of all or substantially all of the assets of the assigning party.

9.6 GOVERNING LAW. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of New Mexico, without regard to its conflict of laws provisions. Application of the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded.

9.7 SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision shall be replaced with a valid, enforceable provision as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement shall remain in full force and effect. To the extent
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be enforced in accordance with the stated intentions of the parties, such provision shall be deemed not to be a part of this Agreement.

9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together will constitute one and the same instrument.

IN WITNESS THEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES AS SET FORTH BELOW:

PHARSIGHT CORPORATION                    LOVELACE RESPIRATORY RESEARCH INSTITUTE

By:   /s/  Robin A. Kehoe                By:   /s/  Patricia J. Marx
   ----------------------------------       ------------------------------------
Robin A. Kehoe                           Name:  Patricia J. Marx
Chief Financial Officer                  Title:  Chief Operating Officer


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                                   APPENDIX A

                                   DEFINITIONS

DATA SET means the anonymized database in the diabetes therapeutic area described in Appendix B and all Updates when and as delivered to Pharsight.

DOCUMENTATION means any and all materials provided to Pharsight by Lovelace describing the features, structure, functions, fields, contents, collection methods, etc. of the Data Set.

CUSTOMER means a customer of Pharsight or of its distributors to whom Pharsight has licensed the use of the Product or to whom Pharsight has provided consulting services utilizing the Data Set.

ACCEPTANCE CRITERIA means the specifications for the Data Set set forth in Appendix B and the quality requirements for the Data Set set forth in Appendix D or otherwise agreed upon in writing by the parties.

PRODUCT means Pharsight's Internet query-response product, and all updates, upgrades, and new versions thereof, utilizing the Data Set or any Updates.

DISTRIBUTOR means a third-party sales and marketing organization contracted by Pharsight to market and sell Product subscriptions in selected geographic regions or market segments.

UPDATE means a new version of the Data Set, consisting of a new statistical extraction made from the most recent provider database according to the specifications defined in Appendix B.


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                                   APPENDIX B

               SPECIFICATION AND APPLICATION FOR INITIAL DATA SET

APPLICATION OVERVIEW

The Data Set is intended for use with the Pharsight Internet query-response system, which 1) allows users to ask detailed drug development questions, 2) acts as an intelligent interface to find and extract the relevant information from the database, 3) performs relevant numerical analysis to produce summary results, and 4) presents the aggregate results to the users via lists, graphs and plots. Typical question areas include incidence and statistical distributions of specific patient characteristics in anonymous patient databases and determination of the time course of medical condition and status in both normal aging and pathological disease states. The system and its methods produce reports that can be used to improve the process of developing new medical therapeutics, including new drugs, drug delivery systems, and medical devices and supplies. The system uses secure Internet technology, allowing users to access the system 24-hours/day.

OUTLINE OF SPECIFICATIONS FOR DATA SET

DIABETES DATA SET SPECIFICATIONS

[...***...]

FILE FORMAT: The data shall be provided to Pharsight in the form of ascii files, with multiple files or tables acceptable (i.e., [...***...]). If multiple files are provided, all individual patient records shall be linkable across all files by a common encrypted patient identification number.

DATA SETS IN OTHER THERAPEUTIC AREAS

Should the Lovelace Data Consortium agree to provide databases to Pharsight Corporation in additional therapeutic areas, the data elements to be provided shall be substantively the same as those described above for the Diabetes Data; however, a different, mutually agreed upon algorithm appropriate to the therapeutic area will be used for identifying patients and laboratory values to be provided will be relevant to the therapeutic area.

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                                   APPENDIX C

                      DATABASE QUALITY ASSURANCE PROCEDURES

For the purposes of this Appendix C, the variable "X" as it appears below is to be determined and agreed upon by the parties at a later date. Before providing the Data to Pharsight, Lovelace will perform the following quality assurance procedures:

[...***...]

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                                   APPENDIX D

                               ACCEPTANCE CRITERIA

1. A completed Quality Assurance Checklist (as stipulated in Appendix C) is received from Lovelace with the delivered Data package.

2. The Quality Assurance Checklist indicates the Data conforms to the criteria outlined in Appendix C, Quality Assurance Procedures

3.   [...***...]

6. The Data package contains a text file describing the contents and structure of the delivered Data files (a "ReadMe" file).

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                                   APPENDIX E

                            CONFIDENTIALITY PROTOCOL

The purpose of this confidentiality protocol is to describe the means by which patient and organizational confidentiality will be protected during the term of Lovelace's agreement with Pharsight.

I.  PROTECTION OF PATIENT CONFIDENTIALITY

A.   Data Transfer from Lovelace to Pharsight

1. Data provided to Pharsight will be stripped of any patient identifiers before the Data is shipped to Pharsight. These patient identifiers include:

-    Name
- Home address, including street number, building name, apartment number, city and zip code
-    Home phone number
-    Medical record number
-    Plan ID number
-    Plan guarantor ID number
-    Social security number
-    Complete birth date
-    Physician name (primary care or other physician)
-    Physician address
-    Physician phone number
-    Employer group or name
-    Work address
-    Work phone number
-    Any other identifier identified by the contributing organization

2.   [...***...]

3. If Pharsight inadvertently receives a data file that contains any of the identifying information listed in item 1 above, the Pharsight staff person working with the file will:

-    Immediately note the location of the electronic file(s)
- Delete any electronic copies of the record(s) from Pharsight computers, floppy disks or tapes
-    Shred any hard copies of the file output
- Provide written notification to Lovelace describing the identifying file information
-    Place written documentation of the incident in Pharsight files

----------------
* Confidential treatment requested.


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

II.  PROTECTION OF ORGANIZATIONAL CONFIDENTIALITY

A. The merged data file provided by Lovelace to Pharsight will contain no data element(s) that can be used to identify the organization that contributed the data for a given patient or group of patients.

B. In its marketing, client consulting activities, or other activities, Pharsight will be prohibited from divulging the names of the contributing organizations, except when given prior written authorization by the appropriate Consortium member.

C.   Pharsight may describe the source of the Data as follows
         "The health care data which underlie the Pharsight (PRODUCT/CONSULTING SERVICE) are derived from three health care organizations that are members of the Lovelace Data Consortium. This Consortium was created and is managed by the Southwest Center for Managed Care Research of the Lovelace Respiratory Research Institute. The patient-level data from these three organizations have been merged into one combined database. One of the contributing organizations is a managed care organization in the southwestern United States. The second organization is a provider group with a capitated outpatient population in the southwestern United States. The third organization is a network model managed health care plan in the mid-Atlantic region of the United States."

In addition to using the above language as a whole, Pharsight may alternatively use the first two sentences alone or the first three sentences alone. Any other wording that Pharsight uses to describe the source of the Data must first be approved by Lovelace in writing in accordance with Section 3.3.


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